UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): October 26, 2010
DIGITAL RIVER, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation)	000-24643 (Commission File Number)	41-1901640 (IRS Employer Identification No.)
9625 West 76th Street, Eden Prairie, Minnesota 55344
(Address of principal executive offices) (Zip Code)
(Registrant’s telephone number, including area code): (952) 253-1234
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
Item 8.01 Other Events.
On October 26, 2010, Digital River, Inc. (“Digital River”) entered into a purchase agreement (the “Purchase Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated, as representatives of the initial purchasers named in Schedule A thereto (the “Initial Purchasers”). Pursuant to the Purchase Agreement, Digital River agreed to sell $300 million aggregate principal amount of its Convertible Senior Notes due 2030 (the “Notes”) to the Initial Purchasers. In addition, Digital River granted the Initial Purchasers an option to purchase up to an additional $45 million aggregate principal amount of the Notes, which the Initial Purchasers exercised in full on October 27, 2010. A copy of this Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
On November 1, 2010, Digital River completed the issuance and sale of $345 million aggregate principal amount of the Notes pursuant to the Purchase Agreement (the “Closing”). In connection with the issuance and sale of the Notes, Digital River entered into an indenture (the “Indenture”), dated as of November 1, 2010, with Wells Fargo Bank, National Association (the “Trustee”).
The terms of the Notes are governed by the Indenture. The Notes are Digital River’s senior unsecured obligations and rank equally with all of Digital River’s other existing and future senior unsecured debt. The Notes bear interest at the rate of 2.00% per annum from the date of issuance, payable semi-annually on May 1 and November 1, commencing on May 1, 2011. The Notes will mature, unless earlier repurchased, redeemed or converted in accordance with their terms, on November 1, 2030 (the “Maturity Date”).
Holders have the right to convert some or all of the Notes at any time prior to the Maturity Date (unless earlier redeemed or repurchased) into shares of Digital River’s common stock (the “Conversion Shares”) at the initial conversion rate of 20.3537 shares of Digital River’s common stock per $1,000 in principal amount of the Notes, which is equal to an initial conversion price of approximately $49.13 per share, subject to adjustment customary for dilutive events. At the initial conversion rate, assuming the conversion of all $345 million in aggregate principal amount of Notes, the Notes may be converted into approximately 7,022,026 shares of Digital River’s common stock. If Digital River undergoes certain types of fundamental changes on or before November 1, 2015, Digital River will pay a fundamental change make-whole premium on Notes converted in connection with such make-whole fundamental change by increasing the conversion rate on such Notes. The amount of the fundamental change make-whole premium, if any, will be based on Digital River’s common stock price and the effective date of the make-whole fundamental change.
At any time on or after November 1, 2015 and prior to the Maturity Date, Digital River may redeem for cash some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.
Holders have the right to require Digital River to repurchase some or all of their Notes for cash on each of November 1, 2015, November 1, 2020 and November 1, 2025 at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the relevant repurchase date. If Digital River undergoes certain types of fundamental changes prior to the Maturity Date, holders of the Notes will have the right, at their option, to require Digital River to repurchase some or all of their Notes at a repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date.
Digital River will not file a registration statement for the resale of the Notes or the Conversion Shares. If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Notes and ending on the date that is one year after the last date of original issuance of the Notes, (i) Digital River either fails to timely file any periodic report that it is required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), or (ii) the Notes are not otherwise freely tradable pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) by holders other than Digital River’s affiliates, or under the terms of the Indenture or the Notes, then in either case (an “additional interest event”), Digital River will pay additional interest on the Notes. Additional interest will accrue on the Notes at the rate of 0.25% per annum of the principal amount of Notes outstanding for each day during the first 90-day period (or portion thereof) for which an additional interest event has occurred and is continuing, which rate will increase by an additional 0.25% per annum of the principal amount of the Notes outstanding, up to a maximum of 0.50% per annum of the principal amount of the Notes outstanding, for each day thereafter for which an additional interest event has occurred and is continuing. Further, if, and for so long as, the restrictive legend on the Notes has not been removed or the Notes are not otherwise freely tradable pursuant to Rule 144 under the Securities Act by holders other than Digital River’s affiliates as of the 365th day after the last date of original issuance of the Notes offered hereby, then Digital River will be obligated to pay additional interest on the Notes at the rate of 0.50% per annum of the principal amount of the Notes outstanding for each day until the Notes are freely tradable as described above.
The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, the following: nonpayment of principal or interest when due; breach of covenants or other agreements in the Indenture; defaults under certain other indebtedness; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs and is continuing under the Indenture, the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal of, and accrued interest on, all the Notes due and payable. Such declaration may be rescinded and annulled with the written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding, subject to the provisions of the Indenture.
Digital River estimates that the net proceeds from the offering of the Notes will be approximately $335.2 million after deducting the offering fees and expenses, including the Initial Purchasers’ discount, of approximately $9.5 million. Digital River intends to use up to $35 million of the net proceeds from the sale of the Notes to repurchase shares of its common stock pursuant to its share buyback program, and the remainder of the net proceeds from the sale of the Notes for general corporate and strategic purposes.
Digital River offered and sold the Notes to the Initial Purchasers in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act. The Notes may be resold or transferred only to qualified institutional buyers in accordance with Rule 144A under the Securities Act. The Notes and the Conversion Shares have not been registered under the Securities Act or any other applicable securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act.
The foregoing description of the Indenture and Notes is only a summary and is qualified in its entirety by reference to the full text of the Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference, and to the Global Note, which is filed as Exhibit A to the Indenture. A copy of the press release announcing the Closing is attached to this Current Report on Form 8-K as Exhibit 99.1 hereto and incorporated by reference herein.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.
Item 3.02 Unregistered Sales of Equity Securities.
The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
4.1	Indenture, dated as of November 1, 2010, between Digital River, Inc. and Wells Fargo Bank, National Association, as trustee, including the form of Global Note attached as Exhibit A thereto.

10.1	Purchase Agreement, dated as of October 26, 2010, among Digital River, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated, as representatives of the initial purchasers named in Schedule A thereto.
99.1	Press Release of Digital River, Inc., dated as of November 1, 2010, announcing the closing of its private offering of $345 million in aggregate principal amount of Convertible Senior Notes due 2030.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL RIVER, INC.
By:	/s/ Thomas M. Donnelly
	Name:	Thomas M. Donnelly
	Title:	Chief Financial Officer
Date: November 1, 2010

Exhibit Index

Exhibit No.	Description

4.1	Indenture, dated as of November 1, 2010 between Digital River, Inc. and Wells Fargo Bank, National Association, as trustee, including the form of Global Note attached as Exhibit A thereto.

10.1	Purchase Agreement, dated as of October 26, 2010, among Digital River, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated, as representatives of the initial purchasers named in Schedule A thereto.

99.1	Press Release of Digital River, Inc., dated as of November 1, 2010, announcing the closing of its private offering of $345 million in aggregate principal amount of Convertible Senior Notes due 2030.